Exhibit 1.1

Execution Copy

MEDIVATION, INC.

3,000,000 Shares

Common Stock

PLACEMENT AGENT AGREEMENT

May 15, 2006

Emerging Growth Equities, Ltd.

1150 First Avenue

Suite 600

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

Medivation, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 3,000,000 shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”). The Company desires to engage Emerging Growth Equities, Ltd. as its placement agent (the “Placement Agent”) in connection with the issuance and sale of the Shares.

The Company confirms its agreement with the Placement Agent as follows:

1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agent to act as its placement agent in connection with the issuance and sale of the Shares, and the Placement Agent hereby agrees, as an agent of the Company, to use reasonable efforts to solicit offers to purchase the Shares upon the terms and conditions set forth in the Prospectus (as defined below).

(b) As compensation for the services rendered hereunder, upon the sale of any Shares by the Company, whether at a single closing or from time to time, the Company shall pay to the Placement Agent, by wire transfer of immediately available funds payable to the order of the Placement Agent, to an account or accounts designated by the Placement Agent, an amount equal to 7.0% of the gross proceeds received by the Company from each such sale of Shares (the “Fee”). The Placement Agent may, in its discretion, retain other brokers or dealers to act as sub-agents on the Placement Agent’s behalf in connection with the offering of the Shares.

(c) This Agreement shall not give rise to a commitment by the Placement Agent or any of its affiliates to underwrite or purchase any of the Shares or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Shares. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer in whole or in part. The sale of the Shares shall be made pursuant to purchase agreements in the form attached hereto as Exhibit A (the “Purchase Agreements”).

2. Delivery and Payment. Delivery and payment of the Shares sold to Investors shall be as provided in the Purchase Agreements. Each date of delivery and payment of any Shares shall be a “Closing Date.”

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Placement Agent that:

(a) The Company meets the requirements for the use of Form S-3 for a sale of the Shares by the Company, a registration statement (Registration No. 333-133682) on Form S-3 relating to the Shares being offered by the Company, including a base prospectus relating to the Shares being offered by the Company (the “Base Prospectus”) and such amendments thereof as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with and has been declared effective by the Commission, and the offering of the Shares by the Company complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Shares being offered by the Company and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. Such registration statement at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations, and any registration statement relating to the offering of Shares by the Company contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations, is herein called the “Registration Statement.” The term “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Shares being offered by the Company and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) of the Rules and Regulations, the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations.

(b) No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date (if any) the Base Prospectus, the Prospectus Supplement, or the Prospectus are first filed with the Commission pursuant to Rule 424(b), at all times during the period through and including any Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations did and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Base Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including the Prospectus Supplement, is filed with the Commission, the date of first use of the Prospectus Supplement, and any Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement or Prospectus or any amendment or supplement thereto.

(c) The documents that are incorporated by reference in the Base Prospectus, the Prospectus Supplement and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(d) No Issuer Free Writing Prospectus includes or shall include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified or includes or shall include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading. Without the prior written consent of the Placement Agent, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.

(e) The financial statements and schedule included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Singer Lewak Greenbaum & Goldstein LLP (the “Accountants”), who have reported on such financial statements and schedule, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

(f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on any Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company (other than in connection with (A) the exercise of options to purchase the Company’s Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor and (B) the exercise of outstanding warrants, in each case as described in the Registration Statement), or any material and adverse affect on the Company and its subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”) arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(g) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the public offering of the Shares.

(h) The Company has full corporate power and authority to enter into this Agreement and each Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. Each Purchase Agreement has been duly authorized and, as of the applicable Closing Date, will have been executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof. The performance of this Agreement and the Purchase Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, the articles of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

(i) The Company has not distributed, and will not distribute prior to any Closing Date, any offering material in connection with the offering and sale of the Shares other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted or will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j) The Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange (the “Amex”), and the Company has filed an application to list the Shares on the Amex and has received notification that the listing has been approved, subject to notice of issuance of the Shares.

(k) The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(m) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Amex that pertain thereto that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Amex that pertain thereto upon the effectiveness of such provisions.

4. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(a) The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Company or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith and on reasonable grounds.

(b) The Company will notify the Placement Agent promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations or has omitted any information from the Base Prospectus pursuant to Rule 430B or 430C of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A, Rule 430B or 430C, as applicable, and notify the Placement Agent promptly of all such filings.

(c) The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares, if such document would be deemed to be incorporated by reference into the Prospectus, that is not approved by the Placement Agent after reasonable notice thereof.

(d) The Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(e) The Company will take from time to time such actions as may be required to permit the Shares to continue to be listed and authorized for trading on the Amex.

5. Indemnification.

(a) The Company agrees that it will indemnify and hold harmless the Placement Agent, the, partners, members, directors, officers and employees of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby, or any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to, the offering of the Shares contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against the Company as the indemnifying party under this Section 5, notify the Company in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission so to notify the Company party will not relieve it from any liability that it may have to any indemnified party under the foregoing Section 5(a) unless, and only to the extent that, such omission results in the loss of substantive rights or defenses by the Company. If any such action is brought against any indemnified party and it notifies the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party who shall not, except with the consent of the indemnified party, be counsel to the Company. After notice from the Company to the indemnified party of its election to assume the defense, the Company will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the Company, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Company, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the Company has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the Company promptly as they are incurred. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(c) If the indemnification provided for in this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) and (b) of this Section 5 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Placement Agent. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Fee received by the Placement Agent pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Placement Agent with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(c) shall be deemed to include, for purposes of this Section 5(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(c), in no case shall the Placement Agent be required to contribute any amount in excess of the Fee received by the Placement Agent pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(c), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 5(c), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(c).

(d) The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent, (ii) acceptance by the Investors of any of the Shares and payment therefor, or (iii) any termination of this Agreement.

6. Termination.

(a) The obligations of the Placement Agent under this Agreement and the ability of the Company to sell any Shares to Investors pursuant to a Prospectus that mentions Emerging Growth Equity may be terminated at any time on or prior to any Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company, if in the sole judgment of the Placement Agent (i) a Material Adverse Effect shall have occurred, (ii) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the Amex, (iii) trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market or the Amex shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the Amex, (iv) a general banking moratorium shall have been declared by federal, New York State or California State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with completion of the placement of the Shares or (vi) for any other reason the Placement Agent shall have determined that it is advisable to terminate this Agreement.

(b) The Company shall have the right to terminate this Agreement if the issuance and sale of the Shares is not concluded by May 31, 2006.

(c) If this Agreement is terminated pursuant to this Section 6 prior to the sale of any Shares, the Company shall not be under any liability to the Placement Agent except as provided in Section 5 hereof. If this Agreement is terminated pursuant to this Section 6 after the sale of any shares, the Company shall be liable to pay any Fee with respect to the sale of such Shares that has occurred prior to such termination and shall otherwise be obligated as provided in this Agreement, including without limitation under Section 5 hereof.

7. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, Medivation, Inc., 55 Hawthorne Street, Suite 610, San Francisco, CA 94105, Attention: Dr. David Hung, Chief Executive Officer, or (b) if to the Placement Agent, at the offices of (i) Emerging Growth Equities, Ltd., 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406, Attention: Gregory J. Berlacher. Any such notice shall be effective only upon receipt. Any notice under this Section 7 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

8. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, the controlling persons, partners, members, directors and officers referred to in Section 5(a), and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

(b) For all purposes under this Agreement, the Company acknowledges that the statement set forth in the last sentence under the heading “Plan of Distribution” in the Prospectus Supplement constitutes the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus or any amendment or supplement thereto.

(c) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof.

(d) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

(e) This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f) In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Each of the Company and the Placement Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agent.

Very truly yours,

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
Name: C. Patrick Machado
Title: Senior Vice President and Chief Financial Officer

Confirmed as of the date first above written:

EMERGING GROWTH EQUITIES, LTD.

By:	/s/ Gregory J. Berlacher
Name: Gregory J. Berlacher
Title: President and Chief Executive Officer

EXHIBIT A

FORM OF PURCHASE AGREEMENT

Medivation, Inc.

Ladies and Gentlemen:

The undersigned,              (the “Investor”), hereby confirms and agrees with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of May     , 2006 between Medivation, Inc., a Delaware corporation (the “Company”), and the Investor.

2. As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor              shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”), for a purchase price of $             per share, or an aggregate purchase price of $            . The Investor acknowledges that the offering of the Shares is not a firm commitment underwriting and that there is no minimum offering amount.

3. The completion of the purchase and sale of the Shares shall occur at a closing (the “Closing”) which is expected to occur on or about May     , 2006. After the execution of this Agreement by the Investor, the Investor shall remit to the Company, by wire transfer to the account designated by the Company and the Placement Agent (as defined below) in this Agreement, the amount of funds equal to the aggregate purchase price of the Shares. Unless otherwise requested by the Investor and agreed to by the Company, the Shares purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and will be released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing. After the execution of this Agreement by the Investor, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares.

4. The offering and sale of the Shares are being made pursuant to the Registration Statement and Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into purchase agreements in substantially the same form as this Agreement with certain other investors and intends to offer and sell (the “Offering”) up to an aggregate of 3,000,000 shares of Common Stock pursuant to the Registration Statement and Prospectus.

5. The Company has filed or shall file with the Securities and Exchange Commission (the “Commission”) a base prospectus (the “Base Prospectus”) and prospectus supplement (collectively the “Prospectus”) with respect to the registration statement (File No. 333-133682) reflecting the offering of the Shares by the Company, including all amendments thereto, the exhibits, including an opinion of counsel opining to the validity of the Shares, and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the “Rules and Regulations”), and any registration statement relating to the offering contemplated by this Agreement and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration

Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder. The Investor hereby confirms that it had full access to the Prospectus, and the Company’s periodic reports and other information incorporated by reference therein, and was fully able to read, review, download and print such materials.

6. The Company has entered into a Placement Agent Agreement, dated May     , 2006 (the “Placement Agent Agreement”), with Emerging Growth Equities, Ltd. (the “Placement Agent”), which will act as the Company’s placement agent with respect to the Offering and receive a fee in connection with the sale of the Shares. A copy of the Placement Agent Agreement is available upon request.

7. The Company’s obligations to issue and sell Shares to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing. The Investor’s obligation to purchase the Shares shall be subject to the condition that the Placement Agent shall not have (a) terminated the Placement Agent Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agent Agreement have not been satisfied.

8. The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(b) The Company shall make such other filings and notices in the manner and time required by the Commission with the respect to the transaction contemplated hereby. The Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior, written consent, unless required by law or the rules and regulations of any self-regulatory organization which the Company or its securities are subject.

9. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor represents that it has received or had full access to the Prospectus, as well as the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Agreement. The Investor further represents that it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares. The Investor further represents that it has read and understands the contents of this Agreement and that the Investor understands and agrees to the form of transaction relating to the sale of Shares contemplated by this Agreement.

(b) From and after obtaining knowledge of the sale of the Shares contemplated hereby, such Investor has not taken, and prior to the public announcement of the transaction such Investor shall not take, any action that has caused or will cause such Investor to have, directly or indirectly, sold or agreed to sell any Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock, whether or not, directly or indirectly, in order to hedge its position in the Shares.

(c) The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor or (ii) the Investor is advised by its counsel that such press release or public announcement is required by law.

(d) The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(e) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase or sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax or investment advisors as it, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Shares.

(f) The Investor represents that it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company.

10. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Shares being purchased and the payment therefor.

11. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

12. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor (if Individual):

By:

Print Name:

Name of Investor (if Entity):

By:

Print Name:

Contact Name:

Title:

Address:

Tax ID/SSN:

Telephone:

Fax:

Email:

Name in which book-entry should be made (if different):

Broker’s name

Broker’s DTC participant number:

AGREED AND ACCEPTED:

MEDIVATION, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE I

PERMITTED FREE WRITING PROSPECTUSES

None